Exhibit 99.1

Elite Pharmaceuticals, Inc. Reports Financial Results for the Third Quarter of Fiscal Year 2019

Ended December 31, 2018 and Provides Conference Call Information

Conference Call Scheduled for Tuesday, February 12th at 11:30 AM EST

Northvale, NJ – February 11, 2019: Elite Pharmaceuticals, Inc. (“Elite” or the “Company”) (OTCBB: ELTP), a specialty pharmaceutical company developing abuse-deterrent opioids and niche generic products, announced results for the third quarter of fiscal year 2019 ended December 31, 2018 (“Third Quarter”).

Consolidated revenues for the Third Quarter were $2.7 million, an increase of approximately 6% as compared to revenues for the comparable quarter of the prior fiscal year. The increase in revenues was largely attributed to the launch of Elite’s methadone products during the quarter and increases in revenues relating to the manufacture and sale of Isradipine, Phentermine and Naltrexone. Elite continues to invest in product development as $2.5 million was devoted to research and development expenses. During the Third Quarter, in addition to the launch of Methadone, Elite received FDA approval for generic Adderall®, and generic Norco®, and filed an ANDA for an antibiotic which was co-developed with SunGen. During the first three quarters of fiscal 2019, Elite has received FDA approval of four products and has four additional ANDA’s filed with the FDA.

Conference Call Information

Elite’s management will host a conference call to discuss the third quarter financial results for fiscal year 2019 ended December 31, 2018 and provide an update on recent business developments. Stockholder questions should be submitted to the company in advance of the call.

Date:	Tuesday, February 12, 2019
Time:	11:30 AM EST
Dial-in numbers:	1-800-346-7359 (domestic)
1-973-528-0008 (international)
Conference number:	98840
Questions:	dianne@elitepharma.com by 7:00 PM EST on Monday, February 11, 2019
Audio Replay:	http://elite.irpass.com/events_presentations

The financial statements can be viewed for Elite’s Fiscal Year 2019 First Quarter Report on Form 10-Q here.

About Elite Pharmaceuticals, Inc.

Elite Pharmaceuticals, Inc. is a specialty pharmaceutical company which is developing a pipeline of proprietary pharmacological abuse-deterrent opioid products as well as niche generic products. Elite specializes in oral sustained and controlled release drug products which have high barriers to entry. Elite owns generic products which have been licensed to TAGI Pharma and Glenmark Pharmaceuticals, Inc., USA. Elite currently has twelve approved generic products, three generic products filed with the FDA, two approved generic products pending manufacturing site transfer, and an NDA filed for SequestOx™. Elite’s pipeline products include abuse-deterrent opioids which utilize the Company’s patented proprietary technology and a once-daily opioid. These products include sustained release oral formulations of opioids for the treatment of chronic pain. These formulations are intended to address two major limitations of existing oral opioids: the provision of consistent relief of baseline pain levels and deterrence of potential opioid abuse. Elite operates a GMP and DEA registered facility for research, development, and manufacturing located in Northvale, NJ. Learn more at www.elitepharma.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Including those related to the effects, if any, on future results, performance or other expectations that may have some correlation to the subject matter of this press release, readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, Elite’s ability to obtain FDA approval of the transfers of the ANDAs or the timing of such approval process, delays, uncertainties, inability to obtain necessary ingredients and other factors not under the control of Elite, which may cause actual results, performance or achievements of Elite to be materially different from the results, performance or other expectations that may be implied by these forward-looking statements. These forward-looking statements may include statements regarding the expected timing of approval, if at all, of SequestOx™ by the FDA, and the actions the FDA require of Elite in order to obtain approval of the NDA. These forward-looking statements are not guarantees of future action or performance. These risks and other factors, including, without limitation, Elite’s ability to obtain sufficient funding under the LPC Agreement or from other sources, the timing or results of pending and future clinical trials, regulatory reviews, and approvals by the Food and Drug Administration and other regulatory authorities and intellectual property protections and defenses, are discussed in Elite’s filings with the Securities and Exchange Commission, including its reports on forms 10-K, 10-Q, and 8-K. Elite is under no obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

For Elite Pharmaceuticals, Inc.

Dianne Will, Investor Relations, 518-398-6222

Dianne@elitepharma.com

www.elitepharma.com